SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2004

BIONUTRICS, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or Other jurisdiction of incorporation)	0-22011 (Commission File No.)	86-0760991 (IRS Employer ID No.)
2425 E. Camelback Road, Suite 700, Phoenix, Arizona 85016 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (602) 508-0112

Item 4. Changes in Registrant's Certifying Accountant

         (a)(2)   On July 26, 2004 the Registrant engaged Miller, Ellin & Company, LLP (“Miller Ellin”) as its independent auditors for its fiscal years ended October 31, 2002 and October 31, 2003. During the Registrant’s two most recent fiscal years, and any subsequent interim period prior to engaging Miller Ellin, the Registrant (or someone on its behalf) did not consult with Miller Ellin regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) under Regulation S-K or a reportable event.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2004	BIONUTRICS, INC.
	By:	/s/ RONALD HOWARD LANE Ronald Howard Lane President and Chief Executive Officer